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                                                                     Exhibit 5.1




February 11, 2005

Haights Cross Operating Company
10 New King Street, Suite 102
White Plains, NY  10604

Ladies and Gentlemen:

We have acted as counsel for Haights Cross Communications, Inc., a Delaware corporation ("Haights Cross Communications"), Haights Cross Operating Company, a Delaware corporation ("Haights Cross"), and Chelsea House Publishers, LLC, a Delaware limited liability company, Triumph Learning, LLC, a Delaware limited liability company, Oakstone Publishing, LLC, a Delaware limited liability company, Recorded Books, LLC, a Delaware limited liability company, Sundance/Newbridge Educational Publishing, LLC, a Delaware limited liability company, The Coriolis Group, LLC, a Delaware limited liability company, and Options Publishing, LLC, a Delaware limited liability company (collectively, the "Delaware Subsidiaries" and, together with Haights Cross Communications and Haights Cross, the "Companies"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-4 (the "Registration Statement"), relating to the registration of the offer by Haights Cross to exchange up to $30 million aggregate principal amount of its 11 3/4% Senior Notes due 2011 (the "New Notes") for $30 million aggregate principal amount of its existing 11 3/4% Senior Notes due 2011 issued on December 10, 2004 (the "Old Notes"). The Old Notes are, and the New Notes will be, guaranteed (the "Guarantees"), by Haights Cross Communications, the Delaware Subsidiaries and W F Howes Limited, a United Kingdom limited company ("W F Howes"). The New Notes are proposed to be issued in accordance with the provisions of the Indenture dated as of August 20, 2003 as supplemented through the date hereof (the "Indenture"), by and among the Companies, W F Howes and Wells Fargo Bank, N.A., as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of December 10, 2004, by and among the Companies, W F Howes and Bear Stearns & Co. Inc. (the "Registration Rights Agreement").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein, (ii) the Certificate of Incorporation or Certificate of Formation, as applicable, of each of the Companies, (iii) such records of the corporate or company, as applicable, proceedings of the Companies as we deemed material, (iv) the Indenture, (v) the Registration Rights Agreement, (vi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement and (vii) the form of the New Notes. In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such other corporate and company records of the Companies, and such other instruments and other certificates of public officials, officers and representatives of the Companies and other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.


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Haights Cross Operating Company
February 11, 2005
Page 2


In rendering the opinions expressed below, we have assumed and have not verified the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the legal capacity of each individual executing any document, and the factual accuracy and completeness of all representations, warranties and other statements made by the parties. We have also assumed that prior to the delivery of any New Notes, the Registration Statement will have been declared effective.

Also, for purposes of our opinions rendered below, and without limiting any other comments and qualifications set forth herein, insofar as they relate to the enforceability against the Guarantors (as defined herein), we have assumed that each Guarantor has received reasonably equivalent value and fair consideration in exchange for its obligations therein or undertakings in connection therewith, and that prior to and after consummation of the transactions contemplated by the Indenture and Guarantees to which they are a party, each Guarantor is not insolvent, rendered insolvent or left with unreasonably small capital within the meaning of applicable laws.

In rendering the opinions expressed below, we express no opinion other than as to the laws of the United States and the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (collectively, the "Delaware Statutes") and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware Statutes and with respect to W F Howes only, to the law of England, and also express no opinion with respect to the blue sky securities laws of any states including the State of New York and the State of Delaware.

Based on and subject to the foregoing, we are of the opinion that when the New Notes (in the form examined by us) have been duly executed by Haights Cross, authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement, the Registration Statement and the Indenture, the New Notes will constitute valid and binding obligations of Haights Cross enforceable against Haights Cross in accordance with their terms, except as may be limited by (i) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity including without limitation reasonableness, materiality, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including without limitation the remedy of specific performance.

Based on and subject to the foregoing, we are of the opinion that the Guarantees have been duly executed by Haights Cross Communications, the Delaware Subsidiaries and W F Howes (the "Guarantors"), and constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, except as may be limited by (i) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity including without limitation reasonableness, materiality, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including without limitation the remedy of specific performance.

This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.


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Haights Cross Operating Company
February 11, 2005
Page 3


This opinion shall be issued in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association Business Law Section as published in 57 Business Lawyer 875.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.



Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP